                                                                    EXHIBIT 23.2



                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

     We hereby consent to the use in this amended registration statement on Form S-1 of our report dated March 28, 2000, except for the matter discussed in the third paragraph of Note 1, the third paragraph of Note 9, and Note 18 as to which the date is August 16, 2000 relating to the consolidated financial statements of ATG Inc. We also consent to the incorporation by reference of our report dated March 28, 2000 relating to the financial statements and financial statement schedule, which appears in this registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP
------------------------------

PricewaterhouseCoopers LLP

San Jose, California

October 10, 2000